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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of County Bank Corp for the year ended December 31, 2001, of our report dated January 22, 2002 included in the 2001 Annual Report to the Shareholders of County Bank Corp.







PLANTE & MORAN, LLP
Auburn Hills, Michigan
March 28, 2002